Exhibit 99.1

Date: 17 March 2006

Release Number: 2006-08

Intelsat Appoints Jeffrey P. Freimark as Chief Financial Officer

Pembroke, Bermuda, 17 March 2006 - Intelsat, Ltd. today announced that Jeffrey P. Freimark has been appointed Executive Vice President and Chief Financial Officer, effective on the resignation of Robert Medlin. Mr. Medlin has been serving as Acting Chief Financial Officer of Intelsat since June 2005, and is expected to resign his post in April 2006.

Mr. Freimark resigned on March 15th as executive vice president, chief financial and information officer of Beverly Enterprises Inc., a leading provider of healthcare services to the elderly. Beverly Enterprises was sold to Pearl Senior Care, Inc. in a transaction that closed on March 14, 2006. Prior to his role at Beverly, Mr. Freimark held officer-level positions at a number of public companies, including serving as chief financial officer of OfficeMax Inc., chief executive officer, president, and chief financial officer for Grand Union Company, and chief financial officer of Pueblo International, Inc.

Intelsat Chief Executive Officer Dave McGlade commented, “Jeff’s experience in working with the capital markets and building strong finance and accounting teams will be very valuable as Intelsat completes the PanAmSat merger. Including his work on integrations, Jeff has successfully implemented significant cost reduction and process improvement programs, demonstrating his strong abilities and effectiveness in driving company value. We know that he will be a major contributor at Intelsat.”

Mr. Freimark, who holds an MBA in accounting and taxation from the Stern School of Business at New York University and a JD degree from New York Law School, is a Certified Public Accountant and a member of the New Jersey Bar.

Mr. McGlade also noted the role played by Robert Medlin for Intelsat: “Bob Medlin has been very important to Intelsat over the past several months, and he has assisted in maintaining solid financial controls and processes during this period. All of us at Intelsat are appreciative of the efforts of Bob and his team.” Mr. Medlin, a senior managing director of FTI Consulting, Inc., will continue to support Intelsat’s financial operations for an interim period on a consulting basis.

About Intelsat

Intelsat is a global communications provider offering flexible and secure services to customers in over 200 countries and territories. Intelsat has maintained a leadership position for over 40 years by distributing video, voice, and data for television and content providers, government and military entities, major corporations, telecommunications carriers, and Internet service providers. Intelsat’s reach, power and expanding solutions portfolio deliver information reliably and quickly to every corner of the globe. For more information, visit www.intelsat.com.

Contact

Dianne VanBeber

+1 202 944 7406

Intelsat Safe Harbor Statement: Some of the statements in this news release constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside of Intelsat’s control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Detailed information about some of the known risks is included in Intelsat’s annual report on Form 20-F for the year ended December 31, 2004 and Intelsat’s registration statement on Form S-4 on file with the U.S. Securities and Exchange Commission. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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